                                                                   June 19, 1997

Bone, Muscle and Joint, Inc.
4800 N. Federal Highway
Suite 104D
Boca Raton, Florida  33431


                              Conversion Agreement
                              --------------------


Dear Sirs:

     Reference is made to the Note Agreement dated as of January 14, 1997, (as amended, the "Note Agreement"), among Bone, Muscle and Joint, Inc. (the "Company"), and the undersigned (each of the undersigned being referred to herein as a "Noteholder"). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Note Agreement.

     Pursuant to the terms of the Note Agreement, the principal amount of the Notes (together with all accrued interest thereon) is due and payable in full on July 1, 1997. This Agreement is intended to memorialize the understanding reached by the parties hereto in May 1997 with respect to the conversion of the aggregate $999,999 principal amount outstanding under the Notes and the accrued interest thereon into shares of Series D Convertible Preferred Stock, $.01 par value (the "Series D Preferred Stock"), of the Company at a conversion price of $5.50 per share, or an aggregate of 188,072 shares (the "Shares") of Series D Preferred Stock. Pursuant to such oral agreement amongst the parties hereto, interest on the principal amount of the Notes would continue to accrue until the actual date on which the parties executed this Agreement and the Company issued the Shares.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Note Conversion. The aggregate principal amount owing under each Note and all interest accrued thereon (collectively, the "Outstanding Amount") is hereby converted into the right to receive (a) that number of Shares set forth opposite the name of the applicable Noteholder on Schedule I attached hereto (such number being determined by taking the Outstanding Amount divided by $5.50 and rounding downward to the nearest whole number) and (b) the Cash Payment (as hereinafter defined).

     2. Delivery of Shares and Cash Payment; Release. Simultaneously with the execution and delivery of this Agreement, the Company shall deliver to each of the Noteholders a certificate representing that number of Shares set forth opposite such Noteholder's name on Schedule I, registered in the name of such Noteholder and dated the date hereof. In addition, the Company shall deliver to each Noteholder a check payable to such Noteholder in an amount (the "Cash Payment") equal to the remainder of the Outstanding Amount not converted into a whole share of Series D Preferred Stock. Delivery to each Noteholder of the Shares and the Cash Payment to be received by such Noteholder hereunder shall be made against receipt by the Company of the original Note issued to such Noteholder, marked "Paid in Full". The Noteholders hereby agree that upon delivery by the Company of the certificates representing the Shares, the Company shall be released of all of its obligations under the Note Agreement.

     3. Representations and Warranties of Noteholders. Each Noteholder hereby severally represents and warrants to the Company as follows:

          (a) Authorization. The execution, delivery and performance by such Noteholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Noteholder, and this Agreement has been duly executed and delivered by such Noteholder and constitutes the valid and binding obligation of such Noteholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by such Noteholder will not (i) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to such Noteholder or its or his properties or assets or (ii) conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the organizational document of such Noteholder or any note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which such Noteholder is a party or by which such Noteholder or any of such Noteholder's properties or assets may be bound or affected.

          (b) Accredited Investor. Such Noteholder is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

          (c) Noteholder Intent. Such Noteholder is acquiring the Shares for its or his own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws.


          (d) Restricted Securities. Such Noteholder understands (i) that the Shares will not be registered under the Securities Act or any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or any state securities or "blue-sky" laws, (ii) that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or any state securities or "blue-sky" laws or is exempt from such registration, (iii) that the Company is under no obligation to so register any shares of its common stock, except as provided in the Second Amended and Restated Registration Rights Agreement dated as of March 12, 1997, among the Company and the Investors named therein and (iv) that the certificate(s) evidencing the shares of Series D Preferred Stock will be imprinted with a legend that prohibits the transfer substantially as set forth in Section 5(b) hereof unless they are registered or such registration is not required.

          (e) Rule 144. Such Noteholder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Noteholder) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

          (f) Access to Information; Experience. Such Noteholder has been furnished with or has had access during the course of this transaction to all information necessary to enable such Noteholder to evaluate the merits and risks of an investment in the Company and such Noteholder has had an opportunity to discuss with representatives of the Company the business and financial affairs of the Company. Such Noteholder has conducted its or his own investigation and analysis of the business and its or his investment in the Shares and is not relying on the Company's business plan or any information or opinions contained therein in making its or his decision to purchase the Shares. Such Noteholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Noteholder is capable of evaluating the merits and the risks of its or his investment in the Company and has the capacity to protect such Noteholder's own interests in making this investment in the Company. Such Noteholder can afford to suffer a complete loss of its or his investment in the Shares.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Noteholders as follows:

          (a) Organization. The Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

          (b) Capitalization. The authorized capital stock of the Company immediately upon consummation of the transactions contemplated hereby shall consist of:

               (i) 20,000,000 shares of common stock, $.001 par value (the "Common Stock"), of which (A) 7,702,464 shares will be validly issued and outstanding, fully paid and nonassessable; (B) 2,000,000 shares will be reserved for issuance to senior management employees pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan"); and
          (C) 3,976,406 shares will be reserved for issuance upon conversion of the Preferred Stock; and

               (ii) 8,633,049 shares of preferred stock, $.01 par value (the "Preferred Stock"), of the Company, of which (A) 999,999 shares will be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock") and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (B) 999,999 shares will be designated Series A-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series A Preferred Stock;
          (C) 2,000,001 shares will be designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (D) 2,000,001 shares will be designated Series B-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series B Preferred Stock pursuant to Section 6 of Article IV of the Amended and Restated Certificate of Incorporation; (E) 254,999 shares will be designated Series C Convertible Preferred Stock (the "Series C Preferred Stock") and all of such shares will be validly issued and outstanding, fully paid and nonassessable; (F) 189,000 shares will be designated Series D Preferred Stock and 188,072 of such shares will be validly issued and outstanding, fully paid and nonassessable; (G)

          189,000 shares will be designated Series D-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series D Preferred Stock pursuant to Section 6 of Article IV of the Amended and Restated Certificate of Incorporation; (H) 1,000,025 shares will be designated Series E Convertible Preferred Stock (the "Series E Preferred Stock") and 533,335 of such shares will be validly issued and outstanding, fully paid and nonassessable; (G) 1,000,025 shares will be designated Series E-1 Preferred Stock and all of such shares will be reserved for issuance upon conversion of the Series E Preferred Stock pursuant to Section 6 of Article IV of the Amended and Restated Certificate of Incorporation.

               (iii) Except for Common Stock and Preferred Stock issuable (A) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, (B) upon exercise of the warrants to purchase an aggregate of 33,333 shares of the Company's Common Stock issued to the Noteholders, (C) pursuant to the Stock Option Plan, and
          (D) upon the consummation of the transactions contemplated hereby,

     there will be no (x) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of capital stock or other securities of the Company or (y) preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Amended and Restated Certificate of Incorporation or By-laws of the Company or any agreement to which the Company is party or otherwise, other than the Second Amended and Restated Stockholders Agreement dated as of November 22, 1996 (the "Stockholders Agreement"), among the Company, the Noteholders and the other parties thereto.

          (c) Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors, and equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company will not (i) violate in any material respect any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or its properties or assets or
     (ii) conflict in any material respect with or result in any material breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Amended and Restated Certificate of Incorporation or By-laws of the Company or any material note, indenture, mortgage, lease agreement or other material agreement, contract or instrument to which the Company is a party or by which it or any of its properties or assets may be bound or affected.

          (d) Consents or Approvals Required. Except for (i) the filing of any notice which may be required under applicable Federal or state securities law (which, if required, has been or shall be filed on a timely basis as may be so required) and (ii) the approval of certain stockholders of the Company (which approval has been obtained), no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution, delivery and performance by the Company of this Agreement.

          (e) Authorization of Shares. The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of the Company and when issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Company or others, except those set forth in the Stockholders Agreement and certain Management Services Agreements between the Company and certain of the affiliated medical practices.

     5. Transfer of Securities.

     (a) Restrictions on Transfer. Each Noteholder acknowledges that the Shares have not been registered under the Securities Act, that such shares are being issued pursuant to an exemption from registration under the Securities Act and that such shares constitute "restricted securities" under Rule 144. Accordingly, the Shares held by the Noteholders shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Securities Act and this Agreement.

     (b) Restrictive Legends. Each certificate for shares of Series D Preferred Stock held by the Noteholders and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 5(c) and 5(d)) be stamped or otherwise imprinted with legends in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 5 OF

     THE CONVERSION AGREEMENT DATED AS OF JUNE 19, 1997, AMONG BONE, MUSCLE AND JOINT, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BONE, MUSCLE AND JOINT, INC."

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 22, 1996, AMONG BONE, MUSCLE AND JOINT, INC. AND THE HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF BONE, MUSCLE AND JOINT, INC."

     (c) Notice of Transfer. Each Noteholder agrees, prior to any Transfer of the Shares, to give written notice to the Company of such Noteholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. Such Noteholder shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by such Noteholder to the Company. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 5(b) unless (i) in such opinion of counsel, registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities or "blue-sky" laws or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144. No Noteholder shall Transfer any shares of Series D Preferred Stock until such opinion of counsel has been given (unless waived by the Company or unless such opinion is not required in accordance with the provisions of this Section 5).

     (d) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by this Section 5 upon the transferability of any shares of the capital stock of the Company held by the Noteholders shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 5(c) and, pursuant to
Section 5(c), the securities so transferred are not required to bear the legend set forth in Section 5(b) or (ii) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule
144. Whenever the restrictions imposed by this Section 5 shall terminate, as herein provided, each Noteholder holding shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 5(b) and not containing any other reference to the restrictions imposed by this
Section 5.

     6. Expenses. Each of the Company, on the one hand, and the Noteholders, on the other hand, shall bear their own fees and expenses incurred in connection with the preparation for and consummation of the transactions contemplated by this Agreement.

     7. Notices. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

     (a)  if to the Company, to:

          Bone, Muscle and Joint, Inc.
          4800 N. Federal Highway
          Suite 104D
          Boca Raton, Florida  33431
          Attention: Naresh Nagpal, M.D.
                                President
          Telecopier: (407) 391-1389

          with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza

          New York, New York  10112
          Attention: Lawrence G. Graev, Esq.
          Telecopier: (212) 408-2420; and

     (b) if to the Noteholders, to their respective addresses set forth on Schedule I;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 7, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

     8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto.

     9. Entire Agreement; Amendments. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. The terms and provisions of this Agreement may only be amended or waived with the written consent of the Company and the Noteholders.

     10. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein (without reference to any principles of conflicts of laws).

If the foregoing accurately describes our agreement, please so acknowledge by signing six copies of this letter and returning a copy to each of the undersigned.


                                                Very truly yours,

                                                Oak VI Affiliates Fund, L.P.

                                                By:  Oak VI Affiliates, LLC


                                                By: /s/ Ann H. Lamont
                                                   -----------------------------
                                                   Ann H. Lamont
                                                   Managing Member

                                                Oak Investment Partners VI, L.P.

                                                By:  Oak Associates VI, L.P.


                                                By: /s/ Ann H. Lamont
                                                   -----------------------------
                                                   Ann H. Lamont
                                                   General Partner

                                                Delphi Ventures III, L.P

                                                By:  Delphi Management Partners
                                                     III, LLC


                                                By: /s/ Donald J. Lothrop
                                                   -----------------------------
                                                   Donald J. Lothrop
                                                   Managing Member

                                                Delphi BioInvestments III, L.P.

                                                By:  Delphi Management Partners
                                                     III, LLC


                                                By: /s/ Donald J. Lothrop
                                                   -----------------------------
                                                   Donald J. Lothrop
                                                   Managing Member

                                                /s/ N. Nagpal, M.D.
                                                --------------------------------
                                                Naresh Nagpal, M.D.

Agreed to and Acknowledged:

Bone, Muscle and Joint, Inc.


By: /s/ David H. Fater
-----------------------------
David H. Fater
Executive Vice President
  and Chief Financial Officer

                                                                      SCHEDULE I


                         Conversion


     Noteholder                         Outstanding                    Cash
     ----------                          Amount          Shares     Payment
                                        -----------      ------     -------

Oak Investment Partners VI, L.P.       $  336,941.79      61,262     $ 0.79
One Gorham Island
Westport, Connecticut 06880
Attention: Ann H. Lamont
Telecopier: (203) 227-0372

Oak VI Affiliates Fund, L.P.           $    7,861.52       1,429     $ 2.02
One Gorham Island
Westport, Connecticut 06880
Attention: Ann H. Lamont
Telecopier: (203) 227-0372

Delphi Ventures III, L.P.              $  338,705.45      61,582     $ 4.45
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025
Attention: Donald J. Lothrop
Telecopier: (415) 854-2961

Delphi BioInvestments III, L.P.        $    6,097.85       1,108     $ 3.85
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, California 94025
Attention: Donald J. Lothrop
Telecopier: (415) 854-2961

Naresh Nagpal, M.D                     $  344,803.32      62,691     $ 2.82
2378 N.W. 60th Street
Boca Raton, Florida 33496

                        TOTAL          $1,034,409.93     188,072     $13.96
                                       =============     =======     ======